SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

VORNADO REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	22-1657560 (IRS Employer Identification Number)

888 Seventh Avenue New York, New York (Address of Principal Executive Offices)	10019 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
5.25% Series M Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering Statement file number to which this form relates: 333-203294

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT’S SECURITIES
TO BE REGISTERED

A description of the 5.25% Series M Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, which are to be registered under this registration statement, is contained under the caption “Description of the Series M Preferred Shares” in the Prospectus Supplement, dated December 4, 2017, to the Prospectus, dated April 8, 2015, constituting a part of the Registration Statement on Form S-3 (File No. 333-203294) of Vornado Realty Trust, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This description and the related information contained under the caption “Description of Shares of Beneficial Interest of Vornado Realty Trust — Description of Preferred Shares of Vornado Realty Trust” in the Prospectus, dated April 8, 2015, are incorporated by reference into this registration statement, and any description included in a form of prospectus supplement subsequently filed by Vornado under Rule 424(b) under the Securities Act will be deemed to be incorporated by reference into this registration statement.

ITEM 2.  EXHIBITS

The exhibits to this registration statement are listed in the Exhibit Index below.

Exhibit Index

EXHIBIT NO.	DESCRIPTION

3.1

Articles of Restatement of Vornado Realty Trust, as filed with the State Department of Assessments and Taxation of Maryland on July 30, 2007 — Incorporated by reference to Exhibit 3.75 to Vornado Realty Trust’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (File No. 001-11954), filed on July 31, 2007.

3.2

Articles Supplementary Classifying Vornado Realty Trust’s 6.875% Series J Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 3.2 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on April 21, 2011.

3.3

Articles Supplementary Classifying 800,000 of Vornado Realty Trust’s 6.875% Series J Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust’s Current Report on Form 8-K dated May 10, 2011 (File No. 001-11954), filed on May 10, 2011.

3.4

Articles Supplementary Classifying 1,000,000 of Vornado Realty Trust’s 6.875% Series J Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust’s Current Report on Form 8-K dated August 4, 2011 (File No. 001-11954), filed on August 5, 2011.

EXHIBIT NO.	DESCRIPTION

3.5

Articles Supplementary Classifying Vornado Realty Trust’s 5.70% Series K Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 3.5 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on July 18, 2012.

3.6

Articles Supplementary Classifying Vornado Realty Trust’s 5.40% Series L Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 3.6 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on January 25, 2013.

3.7

Articles Supplementary Classifying Vornado Realty Trust’s 5.25% Series M Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — filed herewith.

3.8

Amended and Restated Bylaws of Vornado Realty Trust, as amended on March 15, 2017 — Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust’s Current Report on Form 8-K dated March 15, 2017 (File No. 001-11954), filed on March 17, 2017.

4.1

Specimen certificate evidencing Vornado Realty Trust’s Common Shares of Beneficial Interest, par value $0.04 per share — Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Vornado Realty Trust’s Registration Statement on Form S-3 (File No. 33-62395), filed on October 26, 1995.

4.2

Specimen certificate evidencing Vornado Realty Trust’s $3.25 Series A Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share — Incorporated by reference to Exhibit 4.2 to Vornado Realty Trust’s Current Report on Form 8-K, dated April 3, 1997 (File No. 001-11954), filed on April 8, 1997.

4.3

Specimen certificate evidencing Vornado Realty Trust’s Series B 8.5% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 4.2 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on March 15, 1999.

4.4

Specimen certificate evidencing Vornado Realty Trust’s Series C 8.5% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 4.2 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on May 19, 1999.

4.5

Specimen certificate evidencing Vornado Realty Trust’s Series E 7.00% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 4.5 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on August 20, 2004.

4.6

Specimen certificate evidencing Vornado Realty Trust’s Series F 6.75% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 4.6 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on November 17, 2004.

EXHIBIT NO.	DESCRIPTION

4.7

Specimen certificate evidencing Vornado Realty Trust’s Series G 6.625% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 4.7 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on December 21, 2004.

4.8

Specimen certificate evidencing Vornado Realty Trust’s Series H 6.750% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 4.8 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on June 16, 2005.

4.9

Specimen certificate evidencing Vornado Realty Trust’s Series I 6.625% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 4.9 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on August 30, 2005.

4.10

Specimen certificate evidencing Vornado Realty Trust’s Series J 6.875% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 4.10 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on April 21, 2011.

4.11

Specimen certificate evidencing Vornado Realty Trust’s Series K 5.70% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 4.11 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on July 18, 2012.

4.12

Specimen certificate evidencing Vornado Realty Trust’s Series L 5.40% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — Incorporated by reference to Exhibit 4.12 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on January 01, 2013.

4.13

Specimen certificate evidencing Vornado Realty Trust’s Series M 5.25% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value — filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VORNADO REALTY TRUST

	By:	/s/ Joseph Macnow
Joseph Macnow,
Executive Vice President -
Chief Financial Officer and
Chief Administrative Officer

Dated: December 13, 2017